Exhibit 10.3

Lock-Up Agreement

May 24, 2021

1295908 B.C. Ltd.

105 West Street

Sault Ste. Marie, Ontario P6A 7B4

Attention: John Naccarato

Email: john.naccarato@algoma.com

RE: Lock-Up Agreement (this “Agreement”)

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 24, 2021, by and among 1295908 B.C. Ltd., a company organized under the laws of the Province of British Columbia (the “Company”), Algoma Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), and Legato Merger Corp., a Delaware corporation (“SPAC”), pursuant to which, among other things, on the terms and conditions set forth therein, at the Effective Time, Merger Sub will merge with and into SPAC (the “Merger”), with SPAC surviving as a direct, wholly-owned subsidiary of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement.

In connection with the Merger, and for good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member, by contract or otherwise, as defined in Rule 405 promulgated under the Securities Act of 1933, as amended.

(b) “Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(c) “Common Shares” means the common shares, without par value, of the Company.

(d) “Controlled Entity” means, as to any Person, (a) any corporation more than fifty percent (50%) of the outstanding voting shares or stock (as applicable) of which is owned by such Person or such Person’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Person or such Person’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Person or an Affiliate of such Person is the managing partner or in which such Person or such Person’s Family Members or Affiliates hold partnership interests representing at least fifty percent (50%) of such partnership’s capital and profits and (d) any limited liability company of which such Person or an Affiliate of such Person is the manager or managing member or in which such Person or such Person’s Family Members or Affiliates hold membership interests representing at least fifty percent (50%) of such limited liability company’s capital and profits.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f) “Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

(g) “Family Member” means with respect to any Person, such Person’s spouse, ancestors, descendants (whether by blood, marriage or adoption) or spouse of a descendant of such Person, brothers and sisters (whether by blood, marriage or adoption) and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood, marriage or adoption), brothers and sisters (whether by blood, marriage or adoption) are beneficiaries.

(h) “Founder Holders” means each of David Sgro, Eric S. Rosenfeld, and Brian Pratt, and each of their Affiliates.

(i) “Lock-Up Shares” means (i) with respect to the Pre-Closing Holder, the Common Shares held by such Pre-Closing Holder as of immediately following the Closing (excluding, for the avoidance of doubt, any Earnout Shares issued pursuant to the Merger Agreement), (ii) with respect to the SPAC Holders, the Common Shares issuable to the SPAC Holders as Merger Consideration in respect of SPAC Founder Shares and (iii) with respect to the Founder Holders, the Common Shares issuable to the Founder Holders in respect of SPAC Founder Shares and SPAC Private Units and the Company Warrants held by the Founder Holders assumed by the Company.

(j) “Permitted Transferee” means with respect to any Person, (a) any Family Member of such Person, (b) any Affiliate of such Person, (c) any Affiliate of any Family Member of such Person, (d) any Controlled Entity of such Person, (e) any direct or indirect holder of Equity Securities of such Person pursuant to a distribution of Lock-Up Shares, and (f) any of such Person’s related investment funds or vehicles controlled or managed by such Person or Affiliate of such Person.

(k) “Pre-Closing Holder” means Algoma Steel Intermediate Parent S.à r.l., a société à responsabilité limitée (SARL) organized under the laws of the Grand Duchy of Luxembourg, its Permitted Transferees, and each other Person who signs a joinder to this Agreement.

(l) “Securityholder” means a Pre-Closing Holder or Founder Holder.

(m) “SPAC Holders” means the holders of SPAC Founder Shares who are not Founder Holders.

(n) “Transfer” means, when used as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition by the Transferor (whether by operation of Law or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, transfers, sells, pledges or hypothecates or otherwise disposes of (whether by operation of Law or otherwise), or enters into any contract, option, or other arrangement or understanding with respect to the foregoing, including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

2. Lock-Up.

(a) The undersigned, in its capacity as a Pre-Closing Holder or a Founder Holder, as the case may be, agrees, severally, and not jointly, not to effect any Transfer, or make a public announcement of any intention to effect such Transfer, of any Lock-Up Shares Beneficially Owned or otherwise held by such Person during the applicable Lock-Up Period (as defined below); provided, that such restrictions shall not apply to (i) the filing of a registration statement or Canadian prospectus covering the Lock-Up Shares and any disclosures in connection with such regarding possible Transfers of the Lock-Up Shares following the Lock-Up Period or (ii) Transfers (A) permitted pursuant to Article 3, (B) by any Pre-Closing Holder following the Pre-Closing Holder Lock-Up Period or (C) by any Founder Holder following the Founder Holder Lock-Up Period.

(b) The “Pre-Closing Holder Lock-Up Period” shall be the period commencing on the Closing Date and continuing until the earliest to occur of (i) the date that is six (6) months after the Closing Date, (ii) the date on which the closing share price of Common Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period following the Closing Date or (iii) the date on which the Company completes a Change of Control. The “Founder Holder Lock-Up Period” shall be the period commencing on the Closing Date and continuing until the earliest to occur of (i) the date that is twelve (12) months after the Closing Date, (ii) the date on which the closing share price of Common Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period following the Closing Date or (iii) the date on which the Company completes a Change of Control. “Lock-Up Period” means with respect to any Pre-Closing Holder (including any Person who succeeds to such Pre-Closing Holder’s rights under this Agreement pursuant to Article 3), the Pre-Closing Holder Lock-Up Period, and with respect to any Founder Holder (including any Person who succeeds to such Founder Holder’s rights under this Agreement pursuant to Article 3), the Founder Holder Lock-Up Period.

(c) During the applicable Lock-Up Period, any purported Transfer of Lock-Up Shares other than in accordance with this Agreement shall be null and void, and the Company shall refuse to recognize any such Transfer for any purpose.

(d) The undersigned acknowledges and agrees that, notwithstanding anything to the contrary contained in this Agreement, the Equity Securities in the Company Beneficially Owned by such Person shall remain subject to any restrictions on Transfer under Applicable Law, including all applicable holding periods under the Securities Act and other rules of the SEC.

(e) During the Lock-Up Period, stop transfer orders shall be placed against the Lock-Up Shares and each certificate or book entry position statement evidencing any Lock-Up Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF 24, 2021, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDER NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

3. Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, the restrictions set forth in paragraph 2 shall not apply to:

(i) Transfers to any of the undersigned’s Permitted Transferees, upon written notice to the Company;

(ii) in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(iii) in the case of an individual, (a) Transfers by virtue of laws of descent and distribution upon death of the individual; or (b) Transfers pursuant to a qualified domestic relations order, in connection with a divorce settlement, or as a bona fide gift or gifts or to a trust the beneficiaries of which are exclusively the undersigned or the undersigned’s Family Members;

(iv) transactions relating to Common Shares or other securities convertible into or exercisable or exchangeable for Common Shares acquired in open market transactions after the Closing;

(v) the exercise of stock options or warrants to purchase Common Shares or the vesting of stock awards of Common Shares and any related transfer of Common Shares to the Company in connection therewith (x) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (y) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or stock awards, or as a result of the vesting of such Common Shares, it being understood that all Common Shares received upon such exercise, vesting or transfer will remain subject to the restrictions of this Agreement during the Lock-Up Period;

(vi) Transfers to the Company to satisfy tax withholding obligations pursuant to the Company equity incentive plans or arrangements, it being understood that all Common Shares for which such withholding was paid will be subject to the restrictions of this Agreement during the Lock-Up Period;

(vii) Transfers to the Company pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by the Company or forfeiture of the Securityholder’s Common Shares or other securities convertible into or exercisable or exchangeable for Common Shares in connection with the termination of the Securityholder’s service to the Company; or

(viii) the entry, by the Securityholder, at any time after the Closing, of any trading plan providing for the sale of Common Shares by the Securityholder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Common Shares during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period.

provided, that in connection with any Transfer of such Lock-Up Shares pursuant to clauses (i), (ii), or (iii) above, the restrictions and obligations contained in Article 2 and this Article 3 will continue to apply to such Lock-Up Shares after any Transfer of such Lock-Up Shares, the Transferee in such Transfer shall be treated as a party to this Agreement (with the same rights and obligations as the Transferor) for all purposes of this Agreement and the Company may require, at the time of and as a condition to such Transfer, such Transferee to become a party to this Agreement by executing and delivering a signed joinder agreement, prepared by the Company.

4. Representations and Warranties.

(a) The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

(b) The undersigned hereby represents and warrants that it now has, or when the Common Shares are issued, will have and, except as contemplated by this Agreement, throughout the Lock-Up Period will have, good and marketable title to its Lock-Up Shares, free and clear of all liens, encumbrances, and claims that could impact the ability of the undersigned to comply with the foregoing restrictions.

5. Miscellaneous.

(a) Notwithstanding anything to the contrary contained herein, if the Merger Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to the Closing, the undersigned shall be released from all obligations under this Agreement. The undersigned understands that the Company and SPAC are proceeding with the Transactions in reliance upon this Agreement.

(b) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of the undersigned are personal to the undersigned and may not be transferred or delegated by the undersigned at any time without the prior written consent of the Company. The Company may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity by Change of Control without obtaining the consent or approval of the undersigned. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(c) This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

(d) Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under Applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under Applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under Applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(e) This Agreement may be amended, modified, or waived only with the written consent of the Company and the Persons holding a majority of the Lock-Up Shares; provided that (i) no such amendment, modification or waiver that would adversely affect a Securityholder in a manner that is different from any other Securityholder shall be effective against such Securityholder without the prior written consent of such Securityholder and (ii) if any amendment, modification, waiver or release of this Agreement provides any Securityholder with rights superior to the rights provided to other Securityholders, such amendment, modification or waiver shall provide such rights to all holders of Lock-Up Shares. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(f) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf”, “tif” or “jpg”) and other electronic signatures (including, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other Applicable Law. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, shall be disregarded in determining the party’s intent or the effectiveness of such signature.

[Signature Pages Follow]

Agreed and Acknowledged:

1295908 B.C. LTD.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

ALGOMA STEEL INTERMEDIATE PARENT S.A.R.L.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

Very truly yours,

If an individual, please sign here:

Signature:

Print Name:

If a corporation, a limited partnership or other legal entity, please sign here:

Legal Name:

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]